UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 30, 2008

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

(732) 296-8400

(Registrant’s telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities; Item 8.01 Other Events.

As previously disclosed on  Forms 8-K, in an annual report on Form 10-K and in quarterly reports on Form 10-Q, on August 1, 2007 and August 29, 2007, Senesco Technologies, Inc., (the “Company”), entered into binding securities purchase agreements to sell up to $10,000,000 of secured convertible debentures and accompanying warrants to YA Global Investments (“YA Global”) and Stanford Venture Capital Holdings, Inc.(“Stanford”) (collectively the transaction by and among the Company, YA Global and Stanford shall be referred to herein as the  “Financing”).   The terms of the Financing were previously disclosed on such Forms 8-K, in the Company’s annual report on Form 10-K and in quarterly reports on Form 10-Q.

On June 30, 2008, the Company closed on an additional $3.0 million of its previously announced private placements.  The Company has now closed on an aggregate of $10.0 million of the $10.0 million private placements of secured convertible debentures and warrants.

The Company primarily intends to utilize the proceeds of the Financing to advance its research in multiple myeloma with the goal of filing an investigational new drug application (“IND”).  The Company estimates that it will take approximately 12 months from the date hereof to complete the steps necessary to file an IND, which steps include, but are not limited to, having the pharmaceutical grade materials manufactured, and formulation and toxicology studies performed.  The Company believes that the proceeds from the $10 million private placements from YA Global and Stanford should be sufficient to allow it to complete these steps.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. In accordance with the terms of the securities purchase agreement, the Company has agreed to file a resale registration statement on Form S-3 within 30 days of the closing date to register, pursuant to the Securities Act, the shares of common stock underlying the debentures and warrants, acquired by each of YA Global and Stanford.

A complete copy of each of the form of debenture, form of warrant, securities purchase agreement, and the registration rights agreement and related documents of the Company, were filed as exhibits to the Company’s annual report on Form 10-K.  The foregoing description of the Financings and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings.

The Company issued a press release on July 7, 2008 to announce the most recent closings by Stanford in connection with the Financing, and a copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated July 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: July 7, 2008	By	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer